Exhibit 10.3

Illumination Acquisition Corp I

570 Lexington Ave, 40th Floor

New York, NY 10022

February 26, 2026

Illumination Acquisition 1 Sponsor LLC

570 Lexington Ave, 40th Floor

New York, NY 10022

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of securities of Illumination Acquisition Corp I (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Illumination Acquisitino 1 Sponsor LLC (“Provider”) shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 570 Lexington Avenue, 40th Floor, New York, New York 10022 (or any successor location). In exchange therefore, the Company shall pay Provider the sum of $20,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Provider hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account (or any distributions therefrom) for any reason whatsoever.

[Signature Page Follows]

Very truly yours,

ILLUMINATION ACQUISITION CORP I

By:	/s/ John Lipman
	Name:	John Lipman
	Title:	Chief Executive Officer and Director

AGREED TO AND ACCEPTED BY:

ILLUMINATION ACQUISITION 1 SPONSOR LLC

By:	/s/ John Lipman
	Name:	John Lipman
	Title:	Managing Member